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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRISTOL WEST HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-3994449 (I.R.S. Employer Identification No.)

5701 Stirling Road Davie, Florida 33314 Telephone: (954) 316-5200 (Address of principal executive offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: No. 333-111259

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant's Securities to Be Registered.

        Information with respect to the Common Stock, par value $.01 per share, is incorporated herein by reference to the section captioned "Description of Capital Stock" in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-111259), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on December 17, 2003 and amended by Amendment No. 1 on January 16, 2004, further amended by Amendment No. 2 on January 28, 2004 and further amended by Amendment No. 3 on January 30, 2004.

Item 2.    Exhibits.

        None

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRISTOL WEST HOLDINGS, INC.
Dated: February 4, 2004	By:	/s/ JAMES R. FISHER Name: James R. Fisher Title: Chief Executive Officer

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  Item 1. Description of Registrant's Securities to Be Registered.
  Item 2. Exhibits.
SIGNATURE